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                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Form S-3 (No. 333-95465) of our report dated March 3, 1999, except as to Note 17 which is as of February 28, 2000, relating to the financial statements of Whitehall Jewellers, Inc. We also consent to the incorporation by reference of our report dated March 3, 1999 relating to the financial statement schedule, which appears in the Annual Report on Form 10-K incorporated by reference into such Registration Statement on Form S-3. We also consent to the incorporation by reference of our report dated February 22, 2000 relating to the financial statements, which appears in the Current Report on Form 8-K dated February 29, 2000. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


February 29, 2000